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Exhibit 99.1

                COMPUTERIZED THERMAL IMAGING ANNOUNCES CHANGE TO
                               BOARD OF DIRECTORS

PORTLAND, ORE., JUNE 18, 2002 - Computerized Thermal Imaging, Inc. (Amex: CIO) today announced that Kempton J. Coady, III has stepped down from CTI's board of directors.

Mr. Coady's personal and business commitments as a member of two other public boards does not allow him to devote the time necessary to adequately support CTI as its board member.

"The Company valued Mr. Coady's contribution to our board, and we wish him well in future endeavors, said Richard V. Secord, chairman and CEO of Computerized Thermal Imaging. "We feel confident that the other members of our board of directors will continue to provide their leadership and expertise to the company."


ABOUT COMPUTERIZED THERMAL IMAGING, INC.

Computerized Thermal Imaging Inc. is in business to improve the quality of life through the development and deployment of thermal imaging and associated technologies. Information about CTI can be found on the Internet at www.cti-net.com or by calling CTI Public Affairs at (503) 594-1210.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition to the factors set forth above, other important factors that could cause actual results to differ materially include, but are not limited to, technical risks associated with new technology development, government regulatory approvals and access to working capital. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings. Copies of these filings may be obtained by contacting the Company or the SEC. The Company undertakes no obligation to update any of the forward-looking statements contained in its press releases.

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Copyright(C)2002, Computerized Thermal Imaging, Inc. All rights reserved.

CONTACT:
Rodrigo Gonzalez of Porter, LeVay & Rose, Inc., 212-564-4700
Kristy Cory of Computerized Thermal Imaging, Inc., 503-594-1268